Exhibit 99.1

ESSEX RENTAL CORP. REPORTS 2011 FOURTH QUARTER AND YEAR-END RESULTS

BUFFALO GROVE, IL – March 12, 2012 – Essex Rental Corp. (Nasdaq: ESSX) ("Essex") today announced its unaudited consolidated results for the fourth quarter and year ended December 31, 2011.

Fourth Quarter and Year-End 2011 Highlights

•	Crawler crane utilization increased to 39.8% for the year ended December 31, 2011 from 37.5% for the year ended December 31, 2010;
•	Average monthly crawler crane rental rates increased by $523 to $16,391 for the three month period ended December 31, 2011 from $15,868 for the quarter ended September 30, 2011. Crawler crane utilization decreased slightly over the same period from 39.5% to 38.3%;
•	For the year ended December 31, 2011, utilization on our rough terrain fleet was 62.0% validating our strategy of increasing the number of units in this segment of our rental fleet by 25.5% during the preceding 12 months;
•	Utilization rates for our self erecting tower cranes remained relatively flat on a sequential quarter over quarter basis while utilization on larger tower cranes improved 2.5% over the same period and on certain units is approaching 60%; and
•	New, used and rental equipment sales totaled $5.4 million for the three month period ended December 31, 2011, a 6.9% decrease from $5.8 million for the three month period ended September 30, 2011.

CEO Comments

Ron Schad, President and CEO of Essex stated, “During the fourth quarter of 2011 we generated results that were consistent with the business levels that we have experienced throughout the entire year. Rental rates continue to be stable and on a full year basis we achieved a 2.3% increase in crawler crane utilization from 37.5% in 2010 to 39.8% in 2011. We are continuing to focus on selling rental fleet assets with low utilization such as certain classes of crawler cranes and other non-core assets with shorter economic lives, which we believe generate a return of capital instead of a return on capital. These non-core assets that were acquired as part of the Coast Acquisition include aerial work platforms and forklifts. Following the implementation of our IT systems at Coast, we commenced a number of proactive initiatives which are aimed at enhancing both our equipment rental and our parts and service profitability. We have also successfully completed the consolidation of Coast’s finance and accounting functions within our Buffalo Grove, Illinois headquarters. We expect that this consolidation will generate approximately $350,000 in annual savings.”

Fourth Quarter 2011 Overview

Equipment rentals segment revenues, which represent 73.8% of total revenues, were $16.6 million for the three months ended December 31, 2011, versus $14.4 million for the three months ended September 30, 2011. Equipment rentals segment revenues include rental, transportation, used rental equipment sales and repairs and maintenance of rental equipment. The 15.1% sequential quarter increase in equipment rentals segment revenues was primarily due to an increase in used rental equipment sales of $2.2 million. Proceeds from used rental equipment sales were used to purchase new rough terrain cranes and boom trucks, as we are growing these asset classes within of our rental equipment fleet.

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Equipment distribution revenue, which includes the retail distribution of new and used equipment, but excludes the proceeds received from the sale of used rental equipment, was $2.1 million for the three months ended December 31, 2011 compared to $4.8 million for the three months ended September 30, 2011. Equipment distribution revenue was 9.5% of total revenues for the three months ended December 31, 2011 as compared to 20.5% of total revenues for the three months ended September 30, 2011. While we have experienced an improvement in quoting and a growing sales backlog, some orders that we have in hand have been delayed until the first half of 2012.

Parts and service revenue was $3.7 million or 16.6% of total revenues for the three months ended December 31, 2011 as compared to $4.1 million or 17.6% of total revenues for the three months ended September 30, 2011.

Gross profit declined $0.3 million to $3.3 million for the quarter ended December 31, 2011 from $3.6 million the quarter ended September 30, 2011. Gross profit margin declined by approximately 0.8% to 14.6% for the quarter ended December 31, 2011 from 15.4% for the quarter ended September 30, 2011.

Total EBITDA excluding approximately $0.7 million for non cash compensation and one-time acquisition related expenses was $2.1 million for the quarter ended December 31, 2011 compared to $2.4 million for the quarter ended December 31, 2010. EBITDA before both rental equipment sales and approximately $0.7 million for non cash compensation and one-time acquisition related expenses was $1.6 million for the quarter ended December 31, 2011 as compared to $2.3 million as measured on the same basis for the quarter ended December 31, 2010.

Outlook for 2012

Mr. Schad continued, “As we noted in our third quarter earnings release, our monthly crawler crane bookings were pointing towards modest utilization improvements. This trend has accelerated somewhat. Specifically, for the five month period ended February 29, 2012, our expected revenues from signed bookings are up approximately 55.5% as compared to the same prior year period. Expected revenues are up 24.4% as compared to same period two years ago after excluding the orders of crawler cranes for levee work. Equally as important, the lease duration of bookings during the five months ended February 29, 2012 increased by over 1.8 months per order versus the five month period ended February 28, 2011. Historically, as lease duration increases, our average utilization generally improves. The number of orders that we booked during the five month period ended February 29, 2012 was the highest since the five month period ended February 29, 2008. We would expect that consistent with previous cycles, given the nature of our equipment, an increase in our bookings typically lags that of general construction equipment rental companies by 6 to 12 months. As a result of the improvement in bookings, we expect to see increasing rental revenues during 2012.”

“On a very selective basis we are beginning to increase rental rates on certain crawler crane asset classes where utilization exceeds 60%. In addition, we expect that our investment of approximately $24 million in new equipment during 2011, primarily in rough terrain cranes and boom trucks, the majority of which we received during the latter half of the year, will contribute to improved rental revenues in 2012. This equipment is specifically focused on increasing our rental capacity in the asset classes where we have experienced the highest utilization of our rental fleet. We believe that as these assets are deployed, they will be a near-term catalyst for growing our revenue stream.”

“We are continuing to capitalize on the increase in inquiries about purchasing used rental equipment. Specifically, we are focusing on selling classes of crawler cranes with low utilization and other non-core rental assets including aerial work platform equipment and forklifts that were part of the Coast acquisition rental fleet. To date in 2012, we have received proceeds of approximately $3 million related to the sale of these non-core assets and used the proceeds to repay debt.”

“Lastly, we have launched a number of operating initiatives at Coast to improve both equipment rental and parts and service profitability. We are optimistic that if we are successful at achieving these initiatives we can significantly improve the profitability of each of these discreet segments of Coast’s business.”

Mr. Schad concluded, “As of December 31, 2011, Essex had approximately $48 million of liquidity, consisting of $9 million in cash and amounts available under our revolving credit facilities. The decline in liquidity as compared to September 30, 2011 is almost entirely related to the addition of $10 million of new equipment in the quarter. Additionally, we have approximately $6 million of borrowing base assets in excess of our total revolving credit facility limits.”

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Conference Call

Essex’s management team will conduct a conference call to discuss the operating results at 9:00 a.m. ET on Tuesday, March 13, 2012. Interested parties may participate in the call by dialing (877) 407-8291 (Domestic) and (201) 689-8345 (International). Please call in 10 minutes before the call is scheduled to begin, and ask for the Essex Rental Corp. call.

The conference call will be webcast live via the Investor Relations section ("Events and Presentations") of the Essex Rental Corp. website at www.essexrentalcorp.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.

About Essex Rental Corp.

Essex, through its subsidiaries, Essex Crane Rental Corp. and Coast Crane Company, is one of North America's largest providers of rental and distribution for mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a fleet of over 1,000 cranes and other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

Some of the statements in this press release and other written and oral statements made from time to time by Essex and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides, intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K/A and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexcrane.com. The factors listed here are not exhaustive. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

This press release includes references to EBITDA before rental equipment sales, an unaudited financial measure of performance which is not calculated in accordance with generally accepted accounting principles, or GAAP. While management believes that the presentation of EBITDA before rental equipment sales serves to enhance understanding of Essex's operating performance, EBITDA before rental equipment sales should be considered in addition to, but not as substitutes for, or more meaningful than, income from operations, the most directly comparable GAAP measures, as an indicator of Essex's operating performance. EBITDA before rental equipment sales has been presented as a supplemental disclosure because EBITDA is a widely used measure of performance and basis for valuation. A reconciliation of EBITDA before rental equipment sales to income from operations is included in the financial tables accompanying this release.

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CONTACT:

Essex Rental Corp.

Martin Kroll

Chief Financial Officer

(847) 215-6502 / mkroll@essexcrane.com

OR

Kory Glen

Director of Finance

(847) 215-6522 / kglen@essexcrane.com

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Essex Rental Corp. and Subsidiaries
Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES
Equipment rentals	$10,711,093	$8,142,374	$41,970,190	$25,049,779
Retail equipment sales	2,142,662	1,238,722	14,206,479	1,238,722
Used rental equipment sales	3,282,153	1,317,301	6,523,789	4,255,761
Retail parts sales	2,092,091	1,184,042	9,834,844	1,184,042
Transportation	1,395,229	1,616,745	5,413,609	4,766,328
Equipment repairs and maintenance	2,846,303	1,927,347	11,636,068	5,036,828

TOTAL REVENUES	22,469,531	15,426,531	89,584,979	41,531,460

COST OF REVENUES
Salaries, payroll taxes and benefits	3,148,977	1,843,270	10,635,150	5,905,279
Depreciation	5,470,307	4,033,476	21,146,477	12,723,951
Retail equipment sales	1,792,335	994,119	11,878,546	994,119
Used rental equipment sales	2,765,160	1,201,910	5,462,818	3,551,891
Retail parts sales	1,564,411	775,338	7,230,864	775,338
Transportation	1,225,190	1,413,365	5,081,504	4,236,326
Equipment repairs and maintenance	2,511,972	2,475,657	12,452,736	5,833,945
Yard operating expenses	700,026	386,876	2,599,646	1,383,068

TOTAL COST OF REVENUES	19,178,378	13,124,011	76,487,741	35,403,917

GROSS PROFIT	3,291,153	2,302,520	13,097,238	6,127,543

Selling, general and administrative expenses	7,381,670	5,113,701	28,535,612	12,964,887
Other depreciation and amortization	352,910	326,112	1,338,378	954,602

LOSS FROM OPERATIONS	(4,443,427)	(3,137,293)	(16,776,752)	(7,791,946)

OTHER INCOME (EXPENSES)
Other income	2,084	62,706	316,492	72,278
Interest expense	(2,915,480)	(2,200,190)	(11,455,390)	(7,209,449)
Foreign currency exchange gains/(losses)	2,559	(2,471)	(6,999)	(2,471)
TOTAL OTHER INCOME (EXPENSES)	(2,910,837)	(2,139,955)	(11,145,897)	(7,139,642)

LOSS BEFORE INCOME TAXES	(7,354,264)	(5,277,248)	(27,922,649)	(14,931,588)

PROVISION (BENEFIT) FOR INCOME TAXES	(3,049,182)	(290,219)	(10,775,749)	(3,523,102)

NET LOSS	$(4,305,082)	$(4,987,029)	$(17,146,900)	$(11,408,486)

Weighted average shares outstanding:
Basic	24,428,092	18,530,159	23,824,119	16,102,339
Diluted	24,428,092	18,530,159	23,824,119	16,102,339

Loss per share:
Basic	$(0.18)	$(0.27)	$(0.72)	$(0.71)
Diluted	$(0.18)	$(0.27)	$(0.72)	$(0.71)

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Essex Rental Corp. & Subsidiaries
Segment Revenues and Gross Profit
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Segment revenues
Equipment rentals	$16,591,029	$12,181,385	$58,859,497	$38,286,314
Equipment distribution	2,142,662	1,238,722	14,206,479	1,238,722
Parts and service	3,735,840	2,006,424	16,519,003	2,006,424

Total revenues	$22,469,531	$15,426,531	$89,584,979	$41,531,460

Segment gross profit
Equipment rentals	$2,711,302	$1,425,700	$8,470,103	$5,250,723
Equipment distribution	183,901	170,019	1,607,733	170,019
Parts and service	395,950	706,801	3,019,402	706,801

Total gross profit	$3,291,153	$2,302,520	$13,097,238	$6,127,543

	Three Months Ended December 31,	Three Months Ended September 30,
	2011	2011
Segment revenues
Equipment rentals	$16,591,029	$14,414,065
Equipment distribution	2,142,662	4,774,162
Parts and service	3,735,840	4,095,546

Total revenues	$22,469,531	$23,283,773

Segment gross profit
Equipment rentals	$2,711,302	$2,217,565
Equipment distribution	183,901	636,249
Parts and service	395,950	743,450

Total gross profit	$3,291,153	$3,597,264

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Essex Rental Corp & Subsidiaries
Reconciliation of Loss from Operations
to Total EBITDA and EBITDA before Rental Equipment Sales
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Loss from Operations	$(4,443,427)	$(3,137,293)	$(16,776,752)	$(7,791,946)
Add: Depreciation	5,470,307	4,033,476	21,146,477	12,723,951
Add: Other depreciation and amortization	352,910	326,112	1,338,378	954,602
Total EBITDA	1,379,790	1,222,295	5,708,103	5,886,607
Minus: Used rental equipment sales	(3,282,153)	(1,317,301)	(6,523,789)	(4,255,761)
Add: Costs of used rental equipment sales	2,765,160	1,201,910	5,462,818	3,551,891
EBITDA before rental equipment sales	$862,797	$1,106,904	$4,647,132	$5,182,737

	Three Months Ended December 31,	Three Months Ended September 30,
	2011	2011

Loss from Operations	$(4,443,427)	$(3,361,021)
Add: Depreciation	5,470,307	5,297,958
Add: Other depreciation and amortization	352,910	343,538
Total EBITDA	1,379,790	2,280,475
Minus: Used rental equipment sales	(3,282,153)	(1,050,861)
Add: Costs of used rental equipment sales	2,765,160	806,320
EBITDA before rental equipment sales	$862,797	$2,035,934

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Essex Rental Corp. and Subsidiaries
Consolidated Balance Sheets

	December 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$9,030,383	$3,474,314
Accounts receivable, net of allowances	14,311,343	12,801,772
Other receivables	2,712,353	4,223,435
Deferred tax assets	3,478,114	2,402,709
Inventory
Retail equipment inventory	2,212,530	5,386,074
Retail spare parts, net	1,506,680	1,882,003
Prepaid expenses and other assets	1,944,068	3,069,976
TOTAL CURRENT ASSETS	35,195,471	33,240,283

Rental equipment, net	328,955,023	330,378,792
Property and equipment, net	7,876,432	8,727,456
Spare parts inventory, net	3,380,090	3,540,360
Identifiable finite lived intangibles, net	1,893,920	3,143,063
Goodwill	1,796,126	1,796,126
Loan acquisition costs, net	1,803,167	2,220,878

TOTAL ASSETS	$380,900,229	$383,046,958

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$4,893,500	$2,810,672
Accrued employee compensation and benefits	1,750,956	1,482,747
Accrued taxes	3,592,912	4,504,765
Accrued interest	833,642	436,947
Accrued other expenses	830,295	1,836,246
Unearned rental revenue	1,106,781	1,272,847
Customer deposits	142,581	2,320,007
Short-term debt obligations	673,403	783,243
Interest rate swaps	2,470,779	-
Current portion of capital lease obligation	7,199	6,718
TOTAL CURRENT LIABILITIES	16,302,048	15,454,192

LONG-TERM LIABILITIES
Revolving credit facilities	222,088,941	214,959,971
Promissory notes	5,034,741	4,938,611
Other long-term debt obligations	1,851,859	2,982,920
Deferred tax liabilities	51,650,482	61,124,038
Interest rate swaps	-	5,266,586
Capital lease obligation	3,150	10,349
TOTAL LONG-TERM LIABILITIES	280,629,173	289,282,475

TOTAL LIABILITIES	296,931,221	304,736,667

Commitments and Contingencies

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, none issued	-	-
Common stock, $.0001 par value, Authorized 40,000,000 shares;
issued and outstanding 24,428,092 shares at December 30, 2011
and 20,472,489 shares at December 31, 2010	2,443	2,047
Paid in capital	122,815,398	101,052,367
Accumulated deficit	(37,577,983)	(20,431,083)
Accumulated other comprehensive loss, net of tax	(1,270,850)	(2,313,040)
TOTAL STOCKHOLDERS' EQUITY	83,969,008	78,310,291

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$380,900,229	$383,046,958

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